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Cusip No. 036115103                      13G                  Page 8 of 11 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                JUNE 8, 1999
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                    MORGAN   STANLEY   DEAN  WITTER  &  CO.,  VAN  KAMPEN  ASSET

                    MANAGEMENT INC. and MORGAN STANLEY DEAN WITTER ADVISORS INC.

                    hereby agree that, unless differentiated,  this Schedule 13G is filed on behalf of each of the parties.


          MORGAN STANLEY DEAN WITTER & CO.

BY:       /s/ Bruce Bromberg
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          Bruce Bromberg  /  Vice President Morgan Stanley &  Co. Incorporated


          VAN KAMPEN ASSET MANAGEMENT INC.

          BY: /s/ Donald P. Ryan
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          Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                           Management Inc.


          MORGAN STANLEY DEAN WITTER ADVISORS INC.

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Morgan Stanley Dean Witter
                         Advisors Inc.